Exhibit 99.1
AVERY DENNISON ANNOUNCES
FIRST QUARTER 2010 RESULTS
PASADENA, Calif. — April 27, 2010 — Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited first quarter 2010 results. All non-GAAP terms are reconciled to GAAP in the attached tables.
First Quarter Financial Summary — Preliminary
($ millions, except per share amounts)

	1Q	1Q	% Change vs. P/Y
	2010	2009	Reported	Organic (a)
Net sales, by segment:
Pressure-sensitive Materials	$897.2	$808.8	11%	8%
Retail Information Services	344.8	315.2	9%	10%
Office and Consumer Products	179.9	184.4	-2%	-2%
Other specialty converting businesses	132.8	117.8	13%	13%

Total net sales	$1,554.7	$1,426.2	9%	7%

	As Reported (GAAP)					Adjusted Non-GAAP (b)
			% Change	% of Sales				% Change	% of Sales
	2010	2009	Fav(Unf)	2010	2009	2010	2009	Fav(Unf)	2010	2009
Operating income (loss) before interest and taxes, by segment:
Pressure-sensitive Materials	$87.8	$(0.2)		9.8%	0.0%	$89.7	$47.9		10.0%	5.9%
Retail Information Services	(0.5)	(853.0)		-0.1%	-270.6%	2.9	(11.4)		0.8%	-3.6%
Office and Consumer Products	19.4	23.4		10.8%	12.7%	20.1	26.1		11.2%	14.2%
Other specialty converting businesses	2.8	(27.9)		2.1%	-23.7%	3.1	(12.2)		2.3%	-10.4%
Corporate expense	(15.1)	(30.7)				(15.1)	(9.5)

Total operating income (loss) before interest and taxes	$94.4	$(888.4)	111%	6.1%	-62.3%	$100.7	$40.9	146%	6.5%	2.9%
Interest expense	17.5	27.5				17.5	27.5
Income (loss) from operations before taxes	$76.9	$(915.9)	108%	4.9%	-64.2%	$83.2	$13.4	521%	5.4%	0.9%
Provision for (benefit from) income taxes	$22.2	$(17.0)				$18.2	$2.0
Net income (loss)	$54.7	$(898.9)	106%	3.5%	-63.0%	$65.0	$11.4	470%	4.2%	0.8%
Net income (loss) per common share, assuming dilution	$0.51	$(8.99)	106%			$0.61	$0.11	455%

	2010	2009
YTD Free Cash Flow (c)	$(46.8)	$(6.6)

a)	Percentage change in sales before the impact of acquisitions, foreign currency translation, and the impact of an extra week in the 2009 fiscal year.

b)	Excludes restructuring and asset impairment charges and other items (see accompanying schedules A-3 and A-4 for reconciliation to GAAP measures).

c)	Free Cash Flow (a non-GAAP measure) as used herein is defined as net cash from operating activities (as reported), less net purchases of property, plant, equipment, software, and other deferred charges, plus proceeds from sale of investments, net (see accompanying schedule A-3 for reconciliation to GAAP measure).
     “We are off to an encouraging start in 2010,” said Dean A. Scarborough, chairman, president and CEO of Avery Dennison. “First-quarter volumes increased and organic sales growth was solid in all regions, particularly emerging markets. We’re especially pleased with the increased demand benefitting our Pressure-sensitive Materials and Retail Information Services segments. Increased operating leverage has driven gross profit margin well above pre-recession levels despite lower volumes.”

     “Going forward, we’re more confident about a modest economic recovery,” Scarbrough said. We expect raw material inflation to be a challenge throughout the year, and we are taking pricing actions accordingly. “We are playing aggressive offense, increasing investment in marketing and business development, while continuing to deliver productivity improvements to help fund long-term, profitable growth.”
     For more details on the Company’s results, see the Company’s supplemental presentation materials, “First Quarter 2010 Financial Review and Analysis,” posted at the Company’s Web site at www.investors.averydennison.com, and furnished under Form 8-K with the SEC.
First Quarter 2010 Results by Segment
All references to sales reflect comparisons on an organic basis, which exclude the impact of acquisitions, foreign currency translation, and the impact of an extra week in the first quarter of 2009. All references to operating margin exclude the impact of restructuring, asset impairment charges, and other items.
Pressure-sensitive Materials (PSM)
▪	Roll Materials sales growth was led by strength in emerging markets, and mid single-digit growth in Europe and North America. Sales grew low double-digits in the Graphics and Reflective Products division.

▪	Operating margin increased due to higher volume and the benefits from restructuring and other initiatives to drive productivity.
Retail Information Services (RIS)
▪	Sales growth reflected increased demand, due in part to significant inventory destocking that occurred among apparel retailers in the first half of 2009.

▪	Operating margin expanded due to increased volume and the benefit of restructuring and other productivity initiatives.

▪	RIS continues to introduce new products and value added services to increase its share of this large market, while reducing fixed costs and streamlining its operations.
Office and Consumer Products (OCP)
▪	The decline in sales reflected weak end-market demand and changes in customer programs, partially offset by the impact of inventory destocking in the first quarter of 2010 compared to that in the first quarter of 2009.

▪	Operating margin declined due to increased spending related to customer programs, as well as higher investment in consumer promotions and marketing.
Other specialty converting businesses
▪	Sales growth primarily reflected increased demand for products for automotive applications, which was down sharply in the first quarter of 2009.
▪	The improvement in operating margin reflected increased volume and the benefit of restructuring and productivity actions.
Consolidated Items and Actions
▪	In the fourth quarter of 2008, the Company began a restructuring program to reduce costs across all segments of the business. The Company is on track to achieve its goal of $180 million in annualized savings by mid-2010. In the first quarter of 2010, the Company delivered approximately $25 million in incremental savings from these actions, net of transition costs.

▪	The adjusted tax rate in the first quarter was approximately 22 percent, representing the high end of the expected range for the full-year rate.
2010 Outlook
In the Company’s supplemental presentation materials, “First Quarter 2010 Financial Review and Analysis,” the Company provides a list of factors that it believes will contribute to its 2010 financial results. Based on the factors listed and other assumptions, the Company expects reported revenue growth of 5 to 7 percent, and Adjusted (non-GAAP) Earnings Per Share of $2.50 to $2.80. The Company estimates Free Cash Flow in 2010 of $300 to $350 million.
Note: Throughout this release, all calculations of amounts on a per share basis reflect fully-diluted shares outstanding.
Avery Dennison is a recognized industry leader that develops innovative identification and decorative solutions for businesses and consumers worldwide. The Company’s products include pressure-sensitive labeling materials; graphics imaging media; retail apparel ticketing and branding systems; RFID inlays and tags; office products; specialty tapes; and a variety of specialized labels for automotive, industrial and durable goods applications. A FORTUNE 500 Company with sales of $6 billion in 2009, Avery Dennison is based in Pasadena, California and has employees in over 60 countries. For more information, visit www.averydennison.com.
# # #
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements and financial or other business targets are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but not limited to risks and uncertainties relating to investment in development activities and new production facilities; fluctuations in cost and availability of raw materials; ability of the Company to achieve and sustain targeted cost reductions; ability of the Company to generate sustained productivity improvement; successful integration of acquisitions; successful implementation of new manufacturing technologies and installation of manufacturing equipment; the financial condition and inventory strategies of customers; customer and supplier concentrations; changes in customer order patterns; loss of significant contract(s) or customer(s); timely development and market acceptance of new products; fluctuations in demand affecting sales to customers; collection of receivables from customers; impact of competitive products and pricing; selling prices; business mix shift; volatility of capital and credit markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; ability of the Company to obtain adequate financing arrangements and to maintain access to capital; fluctuations in interest and tax rates; fluctuations in pension, insurance and employee benefit costs; impact of legal proceedings; changes in governmental regulations; changes in political conditions; fluctuations in foreign currency exchange rates and other risks associated with foreign operations; worldwide and local economic conditions; impact of epidemiological events on the economy and the Company’s customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.
The Company believes that the most significant risk factors that could affect its financial performance in the near-term include (1) the impact of economic conditions on underlying demand for the Company’s products and on the carrying value of its assets; (2) the impact of competitors’ actions, including pricing, expansion in key markets, and product offerings; and (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume.
For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in the Company’s most recent Form 10-K, filed on March 1, 2010, with the Securities and Exchange Commission. The forward-looking statements included in this document are made only as of the date of this document, and the Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.
For more information and to listen to a live broadcast or an audio replay of the First Quarter conference call with analysts, visit the Avery Dennison Web site at www.investors.averydennison.com

AVERY DENNISON
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Apr. 3, 2010	Apr. 4, 2009
	(13 Weeks)	(14 Weeks)

Net sales	$1,554.7	$1,426.2
Cost of products sold	1,113.9	1,081.1

Gross profit	440.8	345.1
Marketing, general & administrative expense	340.1	304.2
Goodwill and indefinite-lived intangible asset impairment charges	—	832.0
Interest expense	17.5	27.5
Other expense (1)	6.3	97.3

Income (loss) from operations before taxes	76.9	(915.9)
Provision for (benefit from) income taxes	22.2	(17.0)

Net income (loss)	$54.7	$(898.9)

Per share amounts:
Net income (loss) per common share, assuming dilution	$0.51	$(8.99)

Average common shares outstanding, assuming dilution	106.4	100.0

Common shares outstanding at period end	105.6	105.0

(1)	Other expense for the first quarter of 2010 includes $4.9 of restructuring costs, asset impairment and lease cancellation charges, and legal settlement costs of $1.4.

Other expense for the first quarter of 2009 includes $39.1 of restructuring costs, asset impairment and lease cancellation charges, legal settlement costs of $37, and a loss of $21.2 from debt extinguishment.
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Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulations G and S-K
Avery Dennison reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for, GAAP financial measures. These non-GAAP financial measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP.
The Company’s non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP measures, may make it difficult to assess the underlying performance of the Company in a single period. By excluding certain accounting effects, both positive and negative (e.g. restructuring charges, asset impairments, legal settlement costs, certain effects of acquisitions and related integration costs, loss from debt extinguishment, gains on sales of assets, etc.), from certain of the Company’s GAAP measures, the Company believes that it is providing meaningful supplemental information to facilitate an understanding of the Company’s “core” or “underlying” operating results. These non-GAAP measures are used internally to evaluate trends in the Company’s underlying business, as well as to facilitate comparison to the results of competitors for a single period. The Company adjusted the estimated GAAP tax rate to exclude the full year estimated tax effect of charges for goodwill and indefinite-lived intangible asset impairments, restructuring costs and asset impairment and lease cancellation charges, legal settlement costs, and loss from debt extinguishment to determine its adjusted non-GAAP tax rate to derive non-GAAP net income.
Limitations associated with the use of the Company’s non-GAAP measures include (1) the exclusion of items that recur from time to time (e.g. restructuring, asset impairment charges, discontinued operations, etc.) and items that occur infrequently (e.g. legal settlement costs, loss from debt extinguishment) from calculations of the Company’s earnings and operating margin; (2) the exclusion of certain effects of acquisitions, including integration costs and certain financing costs; (3) the exclusion of interest expense from the calculation of the Company’s operating margin; and (4) the exclusion of any mandatory debt service requirements, as well as the exclusion of other uses of the cash generated by operating activities that do not directly or immediately support the underlying business (such as discretionary debt reductions, dividends, share repurchase, acquisitions, etc.) for calculation of free cash flow. While certain items that the Company excludes from GAAP measures recur, these items tend to be disparate in amount and timing. Based upon feedback from investors and financial analysts, the Company believes that supplemental non-GAAP measures provide information that is useful to the assessment of the Company’s performance and operating trends.
The reconciliation set forth below is provided in accordance with Regulations G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.
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A-3
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Apr. 3, 2010	Apr. 4, 2009
	(13 Weeks)	(14 Weeks)

Reconciliation of GAAP to Non-GAAP Operating Margin:
Net sales	$1,554.7	$1,426.2

Income (loss) from operations before taxes	$76.9	$(915.9)

GAAP Operating Margin	4.9%	(64.2%)

Income (loss) from operations before taxes	$76.9	$(915.9)
Non-GAAP adjustments:
Restructuring costs	4.7	17.1
Asset impairment and lease cancellation charges	0.2	22.0
Legal settlement costs	1.4	37.0
Loss from debt extinguishment	—	21.2
Goodwill and indefinite-lived intangible asset impairment charges	—	832.0
Interest expense	17.5	27.5

Adjusted non-GAAP operating income before taxes and interest expense	$100.7	$40.9

Adjusted Non-GAAP Operating Margin	6.5%	2.9%

Reconciliation of GAAP to Non-GAAP Net Income:
As reported net income (loss)	$54.7	$(898.9)
Non-GAAP adjustments, net of taxes:
Goodwill and indefinite-lived intangible asset impairment charges	—	812.6
All other (1)	10.3	97.7

Adjusted Non-GAAP Net Income	$65.0	$11.4

(continued)
AVERY DENNISON
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	(UNAUDITED)
	Three Months Ended
	Apr. 3, 2010	Apr. 4, 2009
	(13 Weeks)	(14 Weeks)

Reconciliation of GAAP to Non-GAAP Earnings Per Share:

As reported income (loss) per common share, assuming dilution	$0.51	$(8.99)
Non-GAAP adjustments per share, net of taxes:
Goodwill and indefinite-lived intangible asset impairment charges	—	8.12
All other (1)	0.10	0.98

Adjusted Non-GAAP income per common share, assuming dilution	$0.61	$0.11

Average common shares outstanding, assuming dilution	106.4	100.0

(1)	Reflects the full year estimated tax rate effect and the after-tax effect of charges for restructuring costs, asset impairment and lease cancellation charges, legal settlement costs, and loss from debt extinguishment.

	(UNAUDITED)
	Three Months Ended
	Apr. 3, 2010	Apr. 4, 2009
	(13 Weeks)	(14 Weeks)

Reconciliation of GAAP to Non-GAAP Cash Flow: (2)

Net cash (used in) provided by operating activities	$(27.9)	$16.0
Purchase of property, plant and equipment, net	(13.7)	(15.0)
Purchase of software and other deferred charges	(5.5)	(8.2)
Proceeds from sale of investments, net	0.3	0.6

Free Cash Flow	$(46.8)	$(6.6)

(2)	Certain prior year amounts have been reclassified to conform with the 2010 presentation.
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AVERY DENNISON
PRELIMINARY SUPPLEMENTARY INFORMATION
(In millions)

	(UNAUDITED)
	First Quarter Ended
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2010	2009	2010 (1)	2009 (2)	2010	2009
	(13 Weeks)	(14 Weeks)	(13 Weeks)	(14 Weeks)	(13 Weeks)	(14 Weeks)

Pressure-sensitive Materials	$897.2	$808.8	$87.8	$(0.2)	9.8%	—
Retail Information Services	344.8	315.2	(0.5)	(853.0)	(0.1%)	(270.6%)
Office and Consumer Products	179.9	184.4	19.4	23.4	10.8%	12.7%
Other specialty converting businesses	132.8	117.8	2.8	(27.9)	2.1%	(23.7%)
Corporate Expense	N/A	N/A	(15.1)	(30.7)	N/A	N/A
Interest Expense	N/A	N/A	(17.5)	(27.5)	N/A	N/A

TOTAL FROM OPERATIONS	$1,554.7	$1,426.2	$76.9	$(915.9)	4.9%	(64.2%)

(1)	Operating income for the first quarter of 2010 includes $4.9 of restructuring costs, asset impairment and lease cancellation charges, and legal settlement costs of $1.4. Of the total $6.3, the Pressure-sensitive Materials segment recorded $1.9, the Retail Information Services segment recorded $3.4, the Office and Consumer Products segment recorded $.7, and the other specialty converting businesses recorded $.3.

(2)	Operating loss for the first quarter of 2009 includes $832 of goodwill and indefinite-lived intangible asset impairment charges, $39.1 of restructuring costs, asset impairment and lease cancellation charges, legal settlement costs of $37, and a loss of $21.2 from debt extinguishment. Of the total $929.3, the Pressure-sensitive Materials segment recorded $48.1, the Retail Information Services segment recorded $841.6, the Office and Consumer Products segment recorded $2.7, the other specialty converting businesses recorded $15.7, and Corporate recorded $21.2.
Certain prior year amounts have been reclassified to conform with the 2010 presentation.
RECONCILIATION OF GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	First Quarter Ended
	OPERATING INCOME (LOSS)		OPERATING MARGINS
	2010	2009	2010	2009

Pressure-sensitive Materials
Operating income (loss), as reported	$87.8	$(0.2)	9.8%	—
Non-GAAP adjustments:
Restructuring costs	1.5	7.6	0.2%	0.9%
Asset impairment and lease cancellation charges	0.2	3.5	—	0.4%
Legal settlement costs	0.2	37.0	—	4.6%

Adjusted non-GAAP operating income	$89.7	$47.9	10.0%	5.9%

Retail Information Services
Operating loss, as reported	$(0.5)	$(853.0)	(0.1%)	(270.6%)
Non-GAAP adjustments:
Restructuring costs	2.2	5.8	0.6%	1.8%
Asset impairment charges	—	3.8	—	1.2%
Legal settlement costs	1.2	—	0.3%	—
Goodwill and indefinite-lived intangible asset impairment charges	—	832.0	—	264.0%

Adjusted non-GAAP operating income (loss)	$2.9	$(11.4)	0.8%	(3.6%)

Office and Consumer Products
Operating income, as reported	$19.4	$23.4	10.8%	12.7%
Non-GAAP adjustments:
Restructuring costs	0.7	0.9	0.4%	0.5%
Asset impairment charges	—	1.8	—	1.0%

Adjusted non-GAAP operating income	$20.1	$26.1	11.2%	14.2%

Other specialty converting businesses
Operating income (loss), as reported	$2.8	$(27.9)	2.1%	(23.7%)
Non-GAAP adjustments:
Restructuring costs	0.3	2.8	0.2%	2.4%
Asset impairment charges	—	12.9	—	10.9%

Adjusted non-GAAP operating income (loss)	$3.1	$(12.2)	2.3%	(10.4%)

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)

	(UNAUDITED)
	Apr. 3, 2010	Apr. 4, 2009

ASSETS
Current assets:
Cash and cash equivalents	$143.6	$83.0
Trade accounts receivable, net	963.1	864.2
Inventories, net	519.0	533.4
Other current assets	201.0	208.6

Total current assets	1,826.7	1,689.2
Property, plant and equipment, net	1,292.9	1,399.4
Goodwill	930.7	903.1
Other intangibles resulting from business acquisitions, net	250.2	279.3
Non-current deferred and refundable income taxes	226.4	186.6
Other assets	465.0	407.3

	$4,991.9	$4,864.9

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term and current portion of long-term debt	$628.3	$812.4
Accounts payable	695.9	549.1
Other current liabilities	537.4	584.9

Total current liabilities	1,861.6	1,946.4
Long-term debt	1,073.7	1,139.2
Other long-term liabilities	675.2	692.1
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	722.9	612.5
Retained earnings	1,532.0	1,438.7
Accumulated other comprehensive loss	(171.4)	(325.6)
Cost of unallocated ESOP shares	—	(1.2)
Employee stock benefit trusts	(174.1)	(190.3)
Treasury stock at cost	(652.1)	(571.0)

Total shareholders’ equity	1,381.4	1,087.2

	$4,991.9	$4,864.9

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AVERY DENNISON
PRELIMINARY CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)

	(UNAUDITED)
	Three Months Ended
	Apr. 3, 2010	Apr. 4, 2009
	(13 Weeks)	(14 Weeks)

Operating Activities:
Net income (loss)	$54.7	$(898.9)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	44.1	49.3
Amortization	17.7	21.9
Provision for doubtful accounts	9.0	6.1
Goodwill and indefinite-lived intangible asset impairment charges	—	832.0
Asset impairment and net loss on sale and disposal of assets	0.7	25.3
Loss from debt extinguishment	—	21.2
Stock-based compensation	7.5	6.4
Other non-cash expense and loss	9.6	5.7
Other non-cash income and gain	—	(1.1)

	143.3	67.9
Changes in assets and liabilities and other adjustments, net of the effect of business acquisitions	(171.2)	(51.9)

Net cash (used in) provided by operating activities	(27.9)	16.0

Investing Activities:
Purchase of property, plant and equipment, net	(13.7)	(15.0)
Purchase of software and other deferred charges	(5.5)	(8.2)
Proceeds from sale of investments, net	0.3	0.6

Net cash used in investing activities	(18.9)	(22.6)

Financing Activities:
Net increase in borrowings (maturities of 90 days or less)	90.5	89.8
Payments of debt (maturities longer than 90 days)	(15.1)	(58.1)
Dividends paid	(22.4)	(43.7)
Proceeds from exercise of stock options, net	1.0	0.2
Other	(1.5)	(2.9)

Net cash provided by (used in) financing activities	52.5	(14.7)

Effect of foreign currency translation on cash balances	(0.2)	(1.2)

Increase (decrease) in cash and cash equivalents	5.5	(22.5)

Cash and cash equivalents, beginning of year	138.1	105.5

Cash and cash equivalents, end of period	$143.6	$83.0

Certain prior year amounts have been reclassified to conform with the 2010 presentation.
The first quarter of 2009 reflects the extinguishment of debt of $331 and related contracts payable of $13 in exchange for Treasury shares of $296, cash for $43 and an adjustment to additional paid-in-capital of $16. This exchange resulted in a loss of $21.
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